UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 4, 2008 (February 4, 2008)

OmniaLuo, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-52040 (Commission File No.)	88-1581779 (I.R.S. Employer Identification No.)

Room 101, Building E6, Huaqiaocheng
East Industrial Park,
Nanshan District, Shenzhen, 518053
The People’s Republic of China

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
+86 (755) 8245-1808

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant.

Reference is made to Item 4.01 of the Current Report on Form 8-K of Wentworth II, Inc., currently named OmniaLuo, Inc. (the “Company”), as filed with the Securities and Exchange Commission (the “SEC”) on April 5, 2007 and incorporated herein by reference, in which the Company disclosed that on April 2, 2007, De Joya Griffith & Company, LLC (“De Joya”) was dismissed as the Company’s independent registered public accounting firm and the Company engaged Gordon, Hughes & Banks, LLP (“GHB”) as its new independent registered public accounting firm.

On February 4, 2008, the Company notified GHB that the Company had engaged a new independent registered public accounting firm, PKF Hong Kong (“PKF”), and thereby was terminating its relationship with GHB.

GHB had been the independent registered public accounting firm for the Company, which on October 9, 2007 consummated a share exchange with Omnia Luo Group Limited (“Omnia”), which resulted in Omnia becoming a wholly-owned subsidiary of the Company. Prior to the consummation of the share exchange, PKF had been the independent registered public accounting firm for Omnia. The Company was deemed for accounting purposes to have been acquired by Omnia in the share exchange, which was accounted for as a reverse acquisition.

Pursuant to Item 304(a) of Regulation S-B under the Securities Exchange Act of 1934, as amended, the Company reports as follows:

(a) Previous independent registered public accounting firm:

(i) The Company dismissed GHB as its independent registered public accounting firm effective February 4, 2008.

(ii) In connection with its reviews of the Company’s unaudited financial statements for the three months ended March 31, 2007, the three and six months ended June 30, 2007 and the three and nine months ended September 30, 2007 (the only periods during which GHB was engaged), there were no disagreements with GHB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of GHB, would have caused them to make reference thereto in a review report on the unaudited financial statements.

(iii) The Company’s Board of Directors approved the dismissal of GHB and the engagement of PKF.

The Company requested that GHB furnish it with a letter addressed to the SEC stating whether or not it agrees with the Company’s statements in this Item 4.01(a). A copy of the letter furnished by GHB in response to this request, dated February 4, 2008, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) New independent registered public accounting firm:

(i) On February 4, 2008, PKF was engaged as the Company’s new independent registered public accounting firm. PKF had previously served as the independent registered public accounting firm of Omnia.

(ii) Since April 4, 2007 and through February 4, 2008, neither the Company nor anyone acting on its behalf consulted with PKF regarding either (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by PKF or (iii) any other matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K), except that, with regard to (i) the application of accounting principles, or (ii) the type of audit opinion that might be rendered by PKF, it is noted that PKF as part of its continuing engagement by Omnia issued an unqualified audit report with respect to the consolidated financial statements of Omnia for the year ended December 31, 2006, and reviewed the unaudited interim consolidated financial statements of Omnia for the six months ended June 30, 2007 and the nine months ended September 30, 2007, which financial statements were included in the Company’s Registration Statement on Form SB-2 (File No. 333-147197) as initially filed on November 7, 2007 and Amendment No.1 thereto as filed on December 17, 2007.

(iii) The Company did not have any disagreements with GHB and therefore did not discuss any past disagreements with PKF.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter from Gordon, Hughes & Banks, LLP, dated February 4, 2008, regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OmniaLuo, Inc.

Date: February 4, 2008	By:	/s/ Xiaomei Liu
Xiaomei Liu
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

16.1	Letter from Gordon, Hughes & Banks, LLP, dated February 4, 2008, regarding change in certifying accountant.